Exhibit 10.33

                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of March 26, 2008 (this "Amendment"), is made with respect to the LOAN AND SECURITY AGREEMENT (the "Loan Agreement") dated as of July 26, 2005, between WELLS FARGO RETAIL FINANCE, LLC (herein, the "Lender"), a Delaware limited liability company with offices at One Boston Place - - 18th Floor, Boston, Massachusetts 02109, and BLUEFLY, INC. (the "Borrower"), a Delaware corporation with its principal executive offices at 42 West 39th Street, New York, New York 10018.

     RECITALS:

     A. The Borrower has requested that the Lender agree to, and the Lender has agreed to, extend the Maturity Date and make certain other amendments to the Loan Agreement on certain terms and conditions.

     B. The parties desire to amend the Loan Agreement in order to, among other things, extend the Maturity Date.

     In consideration of the mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

   SECTION 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

   SECTION 2.  Amendment to Loan Agreement.

     2.1   Article 1 of the Loan Agreement is amended as follows:

           2.1.1 The definition of "Change in Control" contained therein is amended by deleting clause (a) of such definition in its entirety and replacing it with the following:

           (a) The acquisition, by any group of persons (within the meaning of the Exchange Act) or by any Person, other than by one or more of the Subordinated Entities or Prentice Capital Management, L.P. and/or their affiliates, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 35% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, which Person or group of Persons thereby becomes the largest shareholder of Borrower.

           2.1.2 The definition of "Libor Margin" contained therein is deleted in its entirety and replaced with the following:

           "Libor Margin": The following applicable percentage, based upon the corresponding Average Excess Availability:

------------------------------------------------------------------------------
Level         LIBOR Margin                  Average Excess Availability
------------------------------------------------------------------------------
I                 3.0%              Greater than $3,000,000
------------------------------------------------------------------------------
II                3.25%             $3,000,000 or less
------------------------------------------------------------------------------

           The Margin on the Closing Date shall be established at Level II and adjusted at the end of each fiscal quarter thereafter based upon the amount of Average Excess Availability during the preceding quarter.

           2.1.3 The definition of "Maturity Date" contained therein is deleted in its entirety and replaced with the following:

           "Maturity Date": July 26, 2011.

           2.1.4 The definition of "Soros Entities" contained therein is deleted in its entirety and replaced with the definition "Subordinated Entities" set forth below and the term "Soros Entities" is deleted and replaced with the term "Subordinated Entities" in each instance that it appears in the Loan Agreement.

           "Subordinated Entities": QIH Management LLC, QIH Management Investor, L.P., Quantum Industrial Partners LDC, SFM Domestic Investments LLC, Soros Fund Management LLC, Mr. George Soros, Maverick Fund USA, Ltd., Maverick Fund, L.D.C., and Maverick Fund II, Ltd. and each of their respective Affiliates.

           2.1.5 The definition of "Subordination Agreement" contained therein is deleted in its entirety and replaced with the following:

           "Subordination Agreement": That certain Subordination and Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, among the Subordinated Entities and the Lender.

           2.1.6   The following definitions are added in alphabetical order to
     Article 1 of the Loan Agreement:

           "Fourth Amendment Effective Date" the date upon which all the Conditions Precedent to the Fourth Amendment to Loan And Security Agreement are satisfied as determined by the Lender in its discretion.

           "Subordinated Note Documents" that certain Standby Commitment Agreement, dated as of the Fourth Amendment Effective Date, entered into by and among the Borrower and the Subordinated Entities, together with the Note Purchase Agreement to be entered into and the Convertible Promissory Notes to be entered into pursuant to such Standby Commitment Agreement.

     2.2   Article 2 of the Loan Agreement is amended as follows:

           2.2.1 Section 2.5 of the Loan Agreement is amended to add a new clause (c) which reads as follows:

           (c) No Revolving Credit Loans shall be made unless the full amount available pursuant to the Subordinated Note Documents has been advanced and is outstanding.

           2.2.2 Section 2.14 of the Loan Agreement is amended by deleting the amount "0.35%" and replacing it with the amount "0.50%".

           2.2.3 Section 2.15(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

           (a) In the event that the Termination Date occurs prior to the Maturity Date, for any reason other than if the Borrower refinances the Revolving Credit as an unsecured facility with Wells Fargo Bank,
           N. A., the Borrower shall pay to the Lender, the "Revolving Credit Early Termination Fee" (so referred to herein) in an amount equal to the product of (x) the Revolving Credit Ceiling, multiplied (y) one (1%) percent.

           2.2.4 A new Section 2.15(A) is added to the Loan Agreement which reads as follows:

           2.15(A). Servicing Fee.

                   In addition to any other fee to be paid by the Borrower hereunder, the Borrower shall pay the Lender an annual fee in the amount of $40,000.00 per annum (the "Servicing Fee"). The Servicing Fee shall be fully earned on the Fourth Amendment Effective Date and each anniversary thereof, and shall be paid in monthly installments equal to $3,333.33 on the first day of each calendar month.

           2.2.5 Section 2.18 of the Loan Agreement is amended by deleting the grid contained therein and replacing it with the following grid:

--------------------------------------------------------------------------------
Level     Standby Fee     Documentary Fee     Average Excess Availability
--------------------------------------------------------------------------------
  I          3.00%             2.50%          Greater than $3,000,000
--------------------------------------------------------------------------------
  II         3.25%             2.75%          $3,000,000 or less
--------------------------------------------------------------------------------

     2.3   Article 4 of the Loan Agreement is amended as follows:

           2.3.1 A new clause (v) is added to Section 4.19(b) which reads as follows:

           (v) payment of capital stock to the Subordinated Entities upon conversion of the notes which are subject to the Subordination Agreement.

     2.4 Article 5 of the Loan Agreement is amended by replacing Exhibit 5.4(a) and Exhibit 5.5 annexed thereto with Exhibit 5.4(a) and Exhibit 5.5 annexed hereto.

     2.5   Article 10 of the Loan Agreement is amended as follows:

           2.5.1 A new Section 10.15 is added to the Loan Agreement which provides as follows:

           10.15 Subordinated Note Documents

                   The failure of the Borrower to cause the Subordinated Entities on or before three (3) months prior to the then stated maturity date of the Soros Subordinated Note Documents to extend the maturity date of the Soros Subordinated Note Documents until the earlier of (x) one (1) year from the then effective maturity date of the Subordinated Note Documents, or (y) three (3) months after the Maturity Date.

     2.6   Article 12 of the Loan Agreement is amended as follows:

           2.6.1 Section 12.1 of the Loan Agreement is amended by deleting the notice parties for the Lender and replacing them with the following:

           If to the Lender:

           Wells Fargo Retail Finance, LLC
           One Boston Place - - 18th Floor
           Boston, Massachusetts 02108
           Attention    :  Robert Chakarian
                           Vice President
           Fax          :  617-523-4029

           With a copy to:

           Riemer & Braunstein LLP
           Three Center Plaza
           Boston, Massachusetts 02108
           Attention    :  Kevin J. Simard, Esquire
           Fax          :  617-880-3456

   SECTION 3.  Conditions Precedent.

     This Fourth Amendment shall not be effective until each of the following conditions have been satisfied as determined by the Lender in its discretion.

     3.1 The Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto;

     3.2 The Lender shall have received the Subordination Agreement, in form and substance acceptable to the Lender, in the Lender's sole and exclusive discretion, and confirming the terms and conditions of any subordinated indebtedness in a manner acceptable to the Lender, in the Lender's sole and exclusive discretion;

     3.3 The Lender shall have received a fully executed copies of the Standby Commitment Agreement and forms of the Note Purchase Agreement and Convertible Promissory Notes each of which shall be in form and substance acceptable to the Lender in the Lender's sole and exclusive discretion.

     3.4 After giving effect to this Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date); and

     3.5 After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

     3.6 The payment by the Borrower to the Lender an amendment fee in the amount of $35,000.00 (the "Amendment Fee") in consideration for the amendment contained herein. The Amendment Fee shall be fully earned upon the date hereof, and shall not be subject to refund or rebate under any circumstances.

   SECTION 4.  Waiver of Claims.

     4.1 The Borrower, for itself and on behalf of its officers, directors, employees, attorneys, representatives, administrators, successors, and assigns hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parent, affiliates, participants, successors, or assigns (collectively, "Credit Parties") with respect to the Liabilities, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Credit Party, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Credit Parties from any liability therefor.

   SECTION 5.  Miscellaneous.

     5.1 Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect.

     5.2 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     5.3 This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

     5.4 The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution, and delivery of this Amendment.

     5.5 The waivers and consents herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

     5.6 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE COMMONWEALTH OF MASSACHUSETTS.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         (The "Borrower")

                                         BLUEFLY, INC.

                                         By /s/ Kara Jennny
                                            -----------------------------
                                         Print Name: Kara Jennny
                                                     --------------------
                                         Title: Chief Financial Officer
                                                -------------------------

                                         (The "Lender")

                                         WELLS FARGO RETAIL FINANCE, LLC
                                         By /s/ Robert C. Chakarian
                                            -----------------------------
                                         Print Name: Robert C. Chakarian
                                                     --------------------
                                         Title: Vice President
                                                -------------------------

1068465.7

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